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                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



  Date of Report: June 2, 1997 (Date of earliest event reported: May 23, 1997)


                           SYNERGISTIC HOLDINGS CORP.
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               (Exact Name of Registrant as specified in charter)


          Delaware                       1-12856               42-1358066
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(State or other jurisdiction           (Commission            (IRS Employer
      of incorporation                File Number)         Identification No.)


                    50 Laser Court, Hauppauge, New York 11788
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (516) 436-5000


                                 Not Applicable
           ------------------------------------------------------------
          (Former name or former address, if changed since last report)




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Item 4.  Changes in Registrant's Certifying Accountant.

                  On May 23, 1997, BDO Seidman, LLP ("BDO") was dismissed by the Registrant as the Registrant's auditors and Feldman Radin & Co., P.C. was engaged to audit the Registrant's financial statements for the year ending April 30, 1997. The change in auditors was approved by the Board of Directors of the Registrant.

                  BDO's reports on the Registrant's financial statements for the past two (2) years ended April 30, 1995 and 1996 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

                  During the Registrant's two (2) most recent fiscal years ended April 30, 1995 and 1996 and subsequent interim period preceding the dismissal, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

                  The Registrant has furnished a copy of the disclosure contained herein to BDO requesting such firm to respond as to whether it agrees or disagrees with the statements herein with respect to such firm and BDO has agreed, as required by Item 304 of Regulation S-K, to furnish to the Registrant a letter addressed to the Securities and Exchange Commission to that effect. A copy of such letter is filed as an Exhibit hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

                  16.  Letter of BDO Seidman, LLP dated May 30, 1997



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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                   SYNERGISTIC HOLDINGS CORP.



                                    By /s/ Salvatore Crimi
                                    -----------------------------------------
                                    Salvatore Crimi, Chief Executive Officer





Dated:  June 2, 1997





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